Exhibit 99.(g)(vii)

LETTER AMENDMENT

July 17, 2024

State Street Bank and Trust Company

1200 Crown Colony Drive, JQB5S

Quincy, MA 02169

Attn: Suzanne Hinckley, Managing Director

Dear Sir or Madam:

Lord, Abbett & Co. LLC (“Lord Abbett”), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored investment companies and State Street Bank and Trust Company (“State Street”) dated November 1, 2001, as amended (the “Agreement”), requests an amendment to the Agreement pursuant to Section 17.

Section 17 of the Agreement provides that: “in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms of the Agreement, it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio under the terms of the Agreement.” This Letter Amendment is to notify State Street that on July 17, 2024 Lord Abbett established Lord Abbett Municipal Opportunities Fund (the “Fund”), a Lord Abbett-sponsored investment company that is operated as an interval fund and is organized as a Delaware statutory trust. It is the Fund’s desire to have State Street render services as custodian and recordkeeper to the Fund under the terms of the Agreement; therefore, the Fund requests that State Street agree, in writing, to provide such services to the Fund.

Attached is an Amended Exhibit A to the Agreement that includes the name of the Fund as an entity that participates in the Agreement effective as of the close of business on July 17, 2024.

It is currently anticipated that the registration statement for the Fund will become effective on or around October 15, 2024. Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street’s acceptance by signing below.

On Behalf of:

Lord Abbett Municipal Opportunities Fund

/s/ Randolph A. Stuzin
Randolph A. Stuzin
Vice President and Secretary

Accepted:

/s/ Suzanne Hinckley

Suzanne Hinckley, Senior Vice President

Investment Services

State Street Bank and Trust Company

Enclosure

EXHIBIT A

Amended as of July 17, 20241

ENTITY AND SERIES	TYPE OF ENTITY	JURISDICTION

Lord Abbett Affiliated Fund, Inc.	Corporation	Maryland
Lord Abbett Bond-Debenture Fund, Inc.	Corporation	Maryland
Lord Abbett Credit Opportunities Fund	Statutory Trust	Delaware
Lord Abbett Developing Growth Fund, Inc.	Corporation	Maryland
Lord Abbett Floating Rate High Income Fund	Statutory Trust	Delaware

Lord Abbett Global Fund, Inc.	Corporation	Maryland
Lord Abbett Emerging Markets Bond Fund
Lord Abbett Emerging Markets Corporate Debt Fund

Lord Abbett Investment Trust	Statutory Trust	Delaware
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.	Corporation	Maryland

Lord Abbett Municipal Income Fund, Inc.	Corporation	Maryland
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Yield Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund
Lord Abbett Sustainable Municipal Bond Fund

Lord Abbett Municipal Opportunities Fund	Statutory Trust	Delaware

Lord Abbett Research Fund, Inc.	Corporation	Maryland
Lord Abbett Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

1 As amended on July 17, 2024 to reflect the addition of Lord Abbett Municipal Opportunities Fund.

Lord Abbett Securities Trust	Statutory Trust	Delaware
Lord Abbett Alpha Strategy Fund
Lord Abbett Focused Growth Fund
Lord Abbett Focused Large Cap Value Fund
Lord Abbett Focused Small Cap Value Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett Health Care Fund
Lord Abbett International Equity Fund
Lord Abbett International Opportunities Fund
Lord Abbett International Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.	Corporation	Maryland
Bond-Debenture Portfolio
Developing Growth Portfolio
Dividend Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio

Lord Abbett Special Situations Income Fund	Statutory Trust	Delaware

Lord Abbett Trust I	Statutory Trust	Delaware
Climate Focused Bond Fund
Emerging Markets Equity Fund
International Growth Fund
Investment Grade Floating Rate Fund
Short Duration High Yield Fund
Diversification Shares: Enhanced Municipal Yield Completion Fund

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	Corporation	Maryland